EXHIBIT 5.1

                                November 17, 2010


InkSure Technologies Inc.
P.O. Box 7006
Audubon, Pennsylvania  19407

Dear Ladies and Gentlemen:

In connection with the registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), filed by InkSure Technologies Inc., a Delaware corporation (the "Company"), in connection with 6,500,000 shares (the "Registered Shares") of its common stock, par value $0.01 per share ("Common Stock"), to be offered under and issuable upon the exercise of options granted and to be granted pursuant to the provisions of the InkSure Technologies Inc. 2002 Employee, Director and Consultant Stock Option Plan, as amended and restated (the "Plan"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Registration Statement.

We have acted as counsel to the Company in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon originals or copies of the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, corporate proceedings of the Board of Directors of the Company with respect to the authorization and issuance of the Registered Shares and such other records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the agreements under which the Registered Shares will be issued, are (i) in accordance with all applicable laws and the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and (ii) not in conflict with any contractual or other restrictions which are binding on the Company.

We have also necessarily assumed in connection with the opinions expressed below that, at the time of the issuance of the Registered Shares upon exercise of the options, the Company will have a sufficient number of authorized shares of Common Stock under the Company's Certificate of Incorporation, as amended, that will be unissued and not otherwise reserved for issuance.


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InkSure Technologies Inc.
November 17, 2010
Pg. 2

Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws.

Based on and subject to the foregoing, and without further inquiry on our part, we are of the opinion that the Registered Shares, when issued in accordance with the terms of the Plan and the options granted thereunder, and upon receipt of payment of the exercise price therefor in accordance with the terms of the options, will be legally and validly issued, fully paid and non-assessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Zysman, Aharoni, Gayer & Co./
                                            Sullivan & Worcester LLP